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Exhibit 10.39

SIXTEENTH AMENDMENT TO
LOAN AGREEMENT

        SIXTEENTH AMENDMENT dated as of November 12, 2002 (the "Amendment"), to the LOAN AGREEMENT dated as of November 19, 1999, as amended to date (as so amended, the "Agreement"), among SIRVA, Inc., formerly known as Allied Worldwide, Inc., formerly known as NA Holding Corporation (the "Company"), Blue Ridge Investments, LLC ("Blue Ridge"), Mt. Mitchell Capital Funding, LLC ("Mt. Mitchell") and J.P. Morgan Securities Inc., formerly known as Chase Securities Inc. ("JPMorgan" and, together with Blue Ridge, Mt. Mitchell and JPMorgan's, Blue Ridge's and Mt. Mitchell's respective permitted successors and assigns under the Agreement, the "Lenders").

        WHEREAS, the Company and the Lenders have entered into the Agreement;

        WHEREAS, the Company and the Lenders wish to amend certain provisions of the Agreement pursuant to Section 9.2 of the Agreement;

        NOW, THEREFORE, the Company and the Lenders hereby amend the Agreement as follows:

          1.     Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Agreement.

          2.     Section 9.6(a) of the Agreement is amended to read in its entirety as follows:

            (a)   This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Loan and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders, and no Lender may assign or transfer any of its rights or obligations under this Agreement except that (A) any Lender may assign or transfer any of its rights or obligations under this Agreement to (i) Arawak Ltd., a company organized under the laws of Barbados ("Arawak") or (ii) an Affiliate of such Lender that agrees for the benefit of the Borrower to be bound by the terms of this Agreement and (B) as long as the Loan or any portion thereof is held by Arawak, in addition to its rights as a Lender under clause (A) above, Arawak may pledge, assign or transfer the Loan (or the portion thereof held by it, as the case may be) or any of its rights and obligations hereunder to any of its creditors.

          3.     Each of the undersigned, by its signature below, gives its written consent to this Amendment, and on and after the date first written above, each reference to the Agreement shall mean and be a reference to the Agreement as amended and modified by this Amendment, unless the context otherwise requires.

          4.     This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          5.     This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          6.     This Amendment and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA, INC.
By:
/s/ Ron Milewski Name: Ron Milewski Title: Senior Vice President & Chief Financial Officer
BLUE RIDGE INVESTMENTS, LLC
By:
/s/ Thomas G. White Name: Thomas G. White Title: Managing Director
J.P. MORGAN SECURITIES INC.
By:
/s/ Benjamin Ben-Attar Name: Benjamin Ben-Attar Title: Vice President
MT. MITCHELL CAPITAL FUNDING, LLC
By:
/s/ Thomas G. White Name: Thomas G. White Title: Managing Director

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  Exhibit 10.39
SIXTEENTH AMENDMENT TO LOAN AGREEMENT